UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Principal Executive Officer

On June 2, 2014, Daniel R. Passeri resigned as Chief Executive Officer of Curis, Inc. (the “Company”). Mr. Passeri will continue to serve as a Class II director of the Company. On June 2, 2014, the board of directors (the “Board”) of the Company elected Mr. Passeri Vice Chairman of the Board.

On June 2, 2014 (the “Effective Date”), the Company and Mr. Passeri entered into a consulting agreement. The agreement is for an initial term of one year, subject to renewal or earlier termination by the parties. Pursuant to the terms of the consulting agreement, Mr. Passeri has agreed to provide 120 hours per month of consulting services to the Company on intellectual property, corporate and strategic matters. In consideration for the services rendered by Mr. Passeri to the Company, the Company has agreed to pay Mr. Passeri $32,500 per month from the Effective Date until June 1, 2015, provided that if at any time during the consultation period Mr. Passeri obtains full time employment with a third party, then Mr. Passeri and the Company will negotiate a good faith reduction in the number of hours that Mr. Passeri will consult, and thereafter Mr. Passeri will be paid an hourly fee, in lieu of the monthly retainer, for services rendered under the consulting agreement. From the Effective Date until June 1, 2015, the consulting agreement may be terminated at any time by mutual agreement between the parties. If the parties renew the agreement, then after June 1, 2015, Mr. Passeri will receive $30,000 per month during the renewal period and either party may terminate the consulting agreement by providing thirty days’ written notice to the other party. In addition, if the parties cannot agree on a revised hourly commitment in connection with Mr. Passeri obtaining full time employment with a third party, then either party will have the right to terminate the agreement immediately. The Company may terminate the consulting agreement immediately if Mr. Passeri breaches, or threatens to breach the terms of the non-disclosure and non-competition agreement previously entered into with the Company.

The foregoing summary of the consulting agreement is qualified in its entirety by the full text of the consulting agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

(c)	Appointment of Principal Executive Officer

On June 2, 2014, the Board elected Ali Fattaey, Ph.D., as Chief Executive Officer and President. Since February 2013, Dr. Fattaey has served as the Company’s President and Chief Operating Officer. Further information on Dr. Fattaey’s background and experience is set forth in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 14, 2014, under the heading “Executive Officers of the Registrant,” which information is incorporated herein by reference.

On June 2, 2014, in connection with his election as Chief Executive Officer and President, Dr. Fattaey entered into an employment agreement with the Company. This employment agreement supersedes the prior employment agreement dated February 19, 2013, by and between the Company and Dr. Fattaey, as amended. Under the terms of the new employment agreement, Dr. Fattaey’s base salary is set at $475,000 per annum subject to annual review by the Board and/or compensation committee, and he is eligible to receive a discretionary annual cash bonus and/or short term cash incentive awards, based on the attainment of specified performance targets established by the compensation committee. Dr. Fattaey is entitled to participate in the Company’s medical and other benefits programs, and will receive reimbursement of specified commuting expenses, up to a maximum of $10,000, and specified expenses related to his tax preparation, up to a maximum of $7,500. The employment agreement also provides that, among other things, if Dr. Fattaey is terminated without cause or if he resigns for good reason (each as defined therein), or in the event of a termination without cause or a resignation by Dr. Fattaey for good reason within twelve months following a change in control (as defined therein) of the Company, the Company (or the successor to the Company in the event of a change in control) will pay him: (i) his base salary accrued through the last day of his employment; (ii) continuation of his then base salary for a period of 12 months; and (iii) reimbursement for a portion of any COBRA premiums paid by Dr. Fattaey for medical/dental insurance for a period of up to 12 months (collectively “Severance”). In order for Dr. Fattaey to receive Severance, Dr. Fattaey must deliver a general release of claims in a form satisfactory to the Company.

The forgoing summary of the employment agreement is qualified in its entirety by the full text of such employment agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

On June 2, 2014, in connection with his promotion to Chief Executive Officer and President and in accordance with the terms of his employment agreement, the Company’s compensation committee also granted Dr. Fattaey an option to purchase 400,000 shares of common stock, $0.01 par value of the Company (“Common Stock”) (the “Performance-Based Stock Option”), and a second option to purchase 200,000 shares of Common Stock (the “Time-Based Stock Option”), such options to (i) be exercisable at a price per share equal to the closing price of the Common Stock on the NASDAQ Stock Market on the date of grant, and (ii) vest and become exercisable, (A) in the case of the Performance-Based Option in four 100,000 share increments, on that date that is three business days after the date on which the reported closing sale price of the Company’s common stock has equaled or exceeded $6.00 per share, $7.50 per share, $9.00 per share and $10.50 per share, respectively, for a period of 60 consecutive trading days, provided that, in no event will this option vest in whole or in part on or after June 2, 2017; and (B) in the case of the Time-Based Stock Option, as to 25% of the shares underlying such award on the first anniversary of the date hereof, and as to an additional 6.25% of the shares underlying such award at the end of each three-month anniversary thereafter until all of such shares underlying such award shall become exercisable, subject to Dr. Fattaey’s continued service with the Company.

(d)	Election of Director

On June 2, 2014, the Board elected Dr. Fattaey to serve as a Class III director, to fill a vacancy on the Board and serve until the annual meetings of stockholders to be held in 2017, and until his successor is elected and qualified.

(e)	Compensatory Arrangements with Named Executive Officers

Please refer to the information set forth above in this Item 5.02 with respect to certain agreements with Mr. Passeri and Dr. Fattaey.

Item 8.01.	Other Events.

On June 3, 2014, the Company issued a press release announcing the election of Dr. Fattaey as Chief Executive Officer and President and as a director of the Company, the resignation of Mr. Passeri as Chief Executive Officer of the Company and the election of Mr. Passeri as Vice Chairman of the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

The Exhibit to this Current Report on Form 8-K is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Michael P. Gray
Date: June 3, 2014		Michael P. Gray Chief Financial and Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Curis, Inc., dated June 3, 2014.